                                                                   EXHIBIT 10.17

                              CONSULTING AGREEMENT


       THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of this 28th day of July, 2003, by and between RJL Marketing Services, Inc., a Delaware corporation (the "Company"), and Redwood Consultants, LLC, a California limited liability company (the "Consultant").

                                    RECITALS:

       WHEREAS, on or about May 20, 2003, the Company, a privately-held corporation, expects to effect a reverse acquisition ("Acquisition") with Guardian Technologies International, Inc., a public company whose common stock is currently quoted on the The National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "GDTI"; and

       WHEREAS, the Consultant is in the business of providing investor and shareholder communications and public relations services to public companies, including companies quoted on the OTC Bulletin Board; and

       WHEREAS, the Company desires to engage the services of Consultant to provide investor communications and public relations services to the Company following the Acquisition, and to consult with management concerning such Company activities.

       NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. ENGAGEMENT. Company hereby agrees to retain the Consultant to provide certain consulting services hereunder to the Company and the Consultant hereby agrees to provide such services to the Company, subject to the terms and conditions of this Agreement.

         2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 6:

            (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

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            (b) Introduce the Company to the financial community;

            (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

            (d) Assist and consult the Company with respect to its: (i) relations with stockholders; (ii) relations with brokers, dealers, analysts and other investment professionals; and (iii) financial public relations generally;

            (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

            (f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

            (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

            (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

            (i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals. Consultant agrees to communicate in writing regularly each week to the Company's chief executive officer or his designee regarding all efforts made by Consultant on the Company's behalf.

         3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities


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are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of Guardian's common stock, nor the trading volume of the Guardian's common stock. It is also understood that the Company is entering into this Agreement with Consultant, a limited liability company, and not any individual member of Consultant and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the Term (as hereinafter defined) of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

         4. REMUNERATION. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

            (a) For undertaking all the services hereunder, the Company agrees to issue to the Consultant a "Commencement Bonus" as follows: (i) five (5) days after the closing of the Acquisition, the Company shall arrange for Guardian's board of directors to issue to Consultant 3,450 shares of the Guardian's Series B Convertible Preferred Stock ("Series B Preferred Stock"), each share of which shall be convertible into 100 shares of common stock of Guardian ("Common Stock"), and (ii) on or about September 7, 2003, Guardian shall issue to Consultant 345,000 shares of Common Stock or its equivalent. The shares of Series B Preferred Stock shall be non-voting (except as required under Delaware law), shall rank pari passu with the shares of Guardian's Common Stock with regard to dividends and participation in the assets of Guardian upon a liquidation of Guardian, shall be non-redeemable, and shall otherwise have no preferential or other rights. The Consultant understands that, as of the date hereof, Guardian has insufficient shares of Common Stock to issue upon conversion of the Series B Preferred Stock and it is the Company's present intention that, following the Acquisition, Guardian will hold a meeting of Guardian's stockholders to approve an increase in the authorized shares of common stock of Guardian. Accordingly, Consultant understands and agrees that Guardian will have insufficient shares of Common Stock to permit Consultant to convert the Series B Preferred Stock immediately following the Acquisition and Consultant agrees not to exercise any conversion right with respect to such Series B Preferred Stock until such time as the stockholders of Guardian have approved such an increase in Guardian's authorized shares of common stock. The shares or other securities issued to Consultant as the Commencement Bonus shall, when issued and delivered to Consultant, be fully paid and non-assessable. The


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Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 3,450 shares of Series B Preferred Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer. If the Company terminates this Agreement prior to September 7, 2003, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Series B Preferred Stock issued to it as part of the Commencement Bonus hereunder. However, if the Company terminates this Agreement on or before September 7, 2003, Consultant shall not be entitled to receive the second payment of 345,000 restricted shares of Common Stock or its equivalent. If the Company, in its sole discretion, terminates this Agreement after September 7, 2003, but prior to May __, 2004, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock issued to it as a Commencement Bonus hereunder. All stock or other securities issued pursuant to the provisions of this Agreement will be treated as a Commencement Bonus, therefore, and constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer. In the event the Company is acquired in whole or in part, during the Term (as hereinafter defined) of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares or other securities paid to it hereunder. It is further agreed that, if at any time during the Term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, the Consultant shall retain and will not be requested by the Company to return any of the shares or other securities issued to it.

            (b) The Company further agrees that, commencing after the effectiveness of the first registration of the Company's (or Guardian's, as the case may be) securities under the Securities Act (other than a registration on Form S-4 or S-8), in the event that the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-4, Form S-8, or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares), Consultant shall give written notice thereof to Consultant ("Piggy Back Notice"). Upon written request of Consultant given twenty (20) days after receipt of such Piggy Back Notice hereunder, the Company (or, following the Acquisition, Guardian) shall, subject to the provisions of this Section 4, cause to be included in the registration statement filed by the Company (or, following the Acquisition, Guardian) under the Securities Act all of the Shares; provided that the Company (or, following the Acquisition, Guardian) shall have no such obligation if such registration relates to an underwritten offering by the Company and the managing underwriter of the subject offering has expressed in writing its objection to the same by the Company (or Guardian). To the extent that Consultant is offered the opportunity hereunder to include all of its Shares in a registration statement, the Consultant will be deemed to have exercised its sole piggy-back registration right provided hereunder, unless the Consultant has been denied the right to participate in such registration by the


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managing underwriter of the registration, as provided in paragraph (c)
hereinbelow. It shall be a condition precedent to the obligations of the Company (or Guardian) hereunder to take any action pursuant hereto, having chosen to have its Shares included for registration, that the Consultant shall furnish to the Company such information regarding the Consultant, its Shares and the intended method of disposition of such securities as shall be required to effect the registration thereof. In that connection, the Consultant shall be required to represent to the Company (or Guardian) that all such information which is given is complete and accurate in all material respects and will agree to indemnify the Company in connection with such information. Consultant shall deliver to the Company (or Guardian) a statement in writing that it intends to sell, transfer or otherwise dispose of such securities.

            (c) If requested by the managing underwriter of any public offering by the Company (or Guardian, as the case may be), Consultant agrees that it will not offer, sell, contract to sell, transfer, assign, hypothecate, gift, grant any option or warrant to purchase or right to acquire the Shares without the prior written consent of such underwriter, and the Consultant will permit the certificates representing such Shares to be stamped with an appropriate restrictive legend and the Company (or Guardian) will cause the transfer agent for the Company (or Guardian) to note such restrictions on the transfer books and records of the Company (or Guardian); and the Consultant shall enter into an agreement with respect to the foregoing with the Company (or Guardian) and any such underwriter at or before the closing of such public offering.

         4.2 The shares issued by the Company to Consultant pursuant to this Agreement shall be issued in the name of Redwood Consultants, LLC, Federal Tax ID # 68-047-3637.

         4.3 With each issuance of shares of Series B Preferred Stock or Common Stock to be issued as a Commencement Bonus pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Series B Preferred Stock or Common Stock, as the case may be. In connection with each such issuance, Consultant will, as a condition thereto, execute and deliver to Guardian an investment representation letter reasonably satisfactory to Guardian and its counsel. The Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance of them to Consultant shall have been duly authorized by the Company's board of directors.

         4.4 Consultant understands and acknowledges that the Shares to be issued pursuant to this Agreement will not have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws, are being issued in reliance upon certain exemptions from registration under the Securities Act and applicable state securities laws and, accordingly, are "restricted securities" within the meaning of Rule 144 under the Securities Act. As such, the Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under applicable state securities laws. Consultant understands and agrees that the Shares may not be sold, transferred, hypothecated, or otherwise disposed of unless registered under the Securities Act or Guardian has received an opinion of counsel reasonably satisfactory to Guardian and its counsel that such sale, transfer, hypothecation or other disposition is exempt from the registration requirements of the Securities Act and applicable state securities laws and the certificates representing the Shares shall bear an appropriate restrictive legend.

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         4.5 In connection with the issuance of Shares as a Commencement Bonus hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

            (a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and Guardian concerning an investment in the Shares, and any additional information which the Consultant has requested; and

            (b) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act, and (ii) a purchaser described in
Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended; and

            (c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

         5. FINANCING "FINDER'S FEE". It is understood that in the event Consultant introduces the Company, or its nominees, to a lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 3% of total gross funding ("Finder's Fee") provided by such lender or equity purchaser, such fee to be payable in cash or, at the option of Consultant, in shares of stock or other securities of Guardian. The Finder's Fee will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements negotiated between Company and such other intermediary. It is also understood that in the event Consultant introduces Company, or its nominees, to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, which Company, or its nominees, ultimately acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with


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a "finder's fee" in the amount of 2% of total gross consideration ("M&A Finder's
Fee") provided by such acquisition, such fee to be payable in cash or, at the option of Consultant, in shares of stock or other securities of Guardian or any acquirer of Guardian. The M&A Finder's Fee will be in addition to any fees payable by Company to any other intermediary. It is specifically understood that Consultant is not and does not hold itself out be a broker-dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company (or following the Acquisition, Guardian) and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company (or, following the Acquisition, Guardian. Notwithstanding the foregoing, if, in the performance of services of a finder by Consultant, the Securities and Exchange Commission determines, advises, or issues any rule or interpretation, that requires, or has the effect of requiring, the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934, as amended, or any state securities commission determines, advises, or issues any rule or interpretation, that requires, or would have the effect of requiring, the Consultant to be registered as a broker or dealer under applicable state securities law, in connection with the furnishing of services as a finder hereunder, then Consultant shall promptly comply therewith and, if it has not so complied within a reasonable period of time as determined by the Company and its counsel, then, following reasonable notification by the Company, this Section 5 shall be null and void and of no further force and effect and Consultant shall not be entitled to any Finder's Fee or M&A Finder's Fee hereunder.

                  5.1 It is further understood that Company, and not Consultant, is responsible for performing any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant will not introduce any parties to Company or Guardian about which Consultant has any prior knowledge of questionable, unethical or illicit activities after reasonable investigation.

                  5.2 The Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed, such compensation to be transferred by Company or Guardian to Consultant within seven
(7) business days of the execution of the financing of acquisition closing document. Payment of such compensation shall be a condition precedent to the closing of such financing or acquisition, and Company shall execute any and all documents necessary to effect said compensation.

                  5.3 As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this Section 5 during the period of one year from the termination of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

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                  5.4 Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within approximately 3 days of introduction) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within twenty-four (24) hours of Consultant's facsimile to Company of such circumstance via facsimile memo.

         6. TERM. This Agreement shall commence on the later of (i) the closing of the Acquisition and (ii) May __, 2003, and shall terminate on May ___, 2004 (the "Term"). Notwithstanding the foregoing, at any time during the Term hereof, the Company may terminate this Agreement for any reason or no reason and without prior notice.

         7. ASSIGNABILITY. Consultant's services under this Agreement are offered to Company only and this Agreement may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services and this Agreement, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders. Notwithstanding the foregoing, following the Acquisition, this Agreement may be assigned by the Company to Guardian and the Company shall provide prior written notice of such assignment to the Consultant.

         8. EXPENSES. Consultant agrees to pay for all its reasonable documented expenses (phone, mailing, labor, etc.) not to exceed $____ per month, other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.), provided all such expenses are approved in writing in advance by the Company prior to its incurring an obligation for reimbursement.

         9. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are materially accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or


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dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company or prepared by Consultant. The Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's performance of services hereunder, including but not limited to the communication or dissemination of any information not provided or authorized by the Company and/or from Consultants breach of the representations made by Consultant in connection with this Agreement.

         10. REPRESENTATIONS. Consultant represents to the Company as follows:

            (a) Consultant represents that it is not currently required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein and the Consultant understands that the Company is expressly relying thereupon in entering into this Agreement. Consultant acknowledges that, to the best of its knowledge after consultation with legal counsel, the performance of the services set forth under this Agreement will not violate any rule or provision of Federal or state securities laws or of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of Federal or state securities laws. Consultant further acknowledges that it is not registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, or registered as an investment advisor under the Investment Advisors Act of 1940, as amended, or applicable state law. Company acknowledges that, to the best of its knowledge, that it and its officers, directors, control persons, employees and consultants, have not violated any rule or provision of any regulatory agency having jurisdiction over the Company that would materially and adversely affect the business of the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the Securities and Exchange Commission or state securities laws.

            (b) Consultant agrees to keep all material non-public information furnished by Company or Guardian to Consultant hereunder confidential and not to disclose such information to any party without the prior written consent of the Company or Guardian, and Consultant shall ensure that all of its officers, directors, employees, consultants and employees maintain the confidentiality of all Company/Guardian material non-public information. Consultant shall ensure that any and all material non-public information regarding the Company or Guardian that the Company discloses to Consultant is not disclosed to any other party without compliance with Regulation FD promulgated by the Securities and Exchange Commission, including, in the case of any person described in Rule 101(b)(1) of Regulation FD, ensuring that any such disclosure is made only pursuant to a written agreement (reasonably satisfactory to the Company and Guardian) under which such person agrees to maintain the disclosed information in confidence. Consultant represents that it and its officers, directors, consultants and employees are aware of their obligations not to trade in the securities of a company whose securities are registered under the Securities Exchange Act of 1934 or otherwise publicly traded while in possession of material non-public information regarding that company. Consultant represents that it has established, and agrees to maintain and enforce internal procedures to ensure that it complies with its obligations under this paragraph.

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         10. LEGAL REPRESENTATION. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has had the opportunity to consult with independent legal counsel and/or tax, financial and business advisors, and has done so to the extent the Consultant deemed necessary.

         11. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes unless required by applicable tax law. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

         12. ATTORNEY'S FEE. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

         13. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         14. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth below:

If to the Company, to:                      RJL Marketing Services Inc,
                                            Att: Robert Dishaw, President/ CEO
                                            9 Mercer Court
                                            Sterling, Virginia 20165


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If to the Consultant, to:                   Redwood Consultants, LLC
                                            Jens Dalsgaard, Managing Director
                                            366 Bel Marin Keys Blvd.
                                            Bel Marin Keys, California 94949


It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

         15. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

         16. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in ________________, California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


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         IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.


                                        REDWOOD CONSULTING, LLC
                                        ("Consultant")

                                        By: /S/ JENS DALSGAARD
                                            -----------------------------
                                                Jens Dalsgaard,
                                                Managing Director


                                        RJL MARKETING SERVICES, INC.
                                        ("Company")

                                        By: /S/ ROBERT A. DISHAW
                                            -----------------------------
                                        Its: PRESIDENT & CHIEF OPERATING OFFICER
                                             -----------------------------------




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